Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

USWS HOLDINGS LLC

DATED AS OF NOVEMBER 9, 2018

THE LIMITED LIABILITY COMPANY INTERESTS IN USWS HOLDINGS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGER AND THE APPLICABLE MEMBER. SUCH INTERESTS ALSO MAY BE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 9, 2018 BY AND AMONG U.S. WELL SERVICES, INC. AND THE HOLDERS PARTY THERETO. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

USWS HOLDINGS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of USWS Holdings LLC, a Delaware limited liability company (the “Company”), is made and entered into as of November 9, 2018, by and among the Company, U.S. Well Services, Inc., a Delaware corporation formerly known as Matlin & Partners Acquisition Corporation (“PubCo”), in its capacity as the initial Manager, and each Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware upon the filing with the Secretary of State of the State of Delaware of a certificate of formation (as amended from time to time, the “Certificate of Formation”) on December 29, 2016;

WHEREAS, prior to the Effective Time, the operation and management of the Company is governed by the Limited Liability Company Agreement of USWS Holdings LLC dated as of February 2, 2017, as amended by the Amendment to the Limited Liability Company Agreement of USWS Holdings LLC dated as of July 13, 2018 (as so amended, the “Existing LLC Agreement”);

WHEREAS, PubCo, MPAC Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of PubCo (“Merger Sub”), the Company, the Blocker Companies and, solely for purposes described therein, the Seller Representative, entered into that certain Merger and Contribution Agreement dated as of July 13, 2018 (as amended prior to the Effective Time, the “Merger and Contribution Agreement”);

WHEREAS, pursuant to the Merger and Contribution Agreement and in connection with the Closing (as defined in the Merger and Contribution Agreement), on the date of this Agreement:

(a)          each of the Blocker Companies was merged with and into PubCo pursuant to the Blocker Merger, and, at the Blocker Merger Effective Time: (i) the separate existence of each of the Blocker Companies ceased; (ii) PubCo continued as the surviving corporation of the Blocker Merger; (iii) PubCo became the owner of the Old Units owned by each of the Blocker Companies immediately prior to the Blocker Merger Effective Time (such Old Units, the “PubCo Acquired Old Units”); and (iv) the Equity Securities of the Blocker Companies issued and outstanding immediately prior to the Blocker Merger Effective Time were converted into the right to receive, and PubCo issued to the owners of such Equity Interests, an aggregate of 13,532,331 shares of Class A Stock;

(b)          immediately following the Blocker Merger Effective Time, PubCo contributed to Merger Sub, as a capital contribution in respect of the limited liability company interests in Merger Sub held by PubCo (the “Merger Sub Interests”): (i) cash in the amount of $245,696,148.32; (ii) 14,546,755 shares of Class B Stock; and (iii) 1,824,336 shares of Class A Stock (collectively, the “PubCo Contribution”);

(c)          immediately following the PubCo Contribution, Merger Sub was merged with and into the Company pursuant to the Company Merger, and, at the Company Merger Effective Time: (i) the separate existence of Merger Sub ceased; (ii) the Company continued as the surviving limited liability company of the Company Merger; (iii) the Merger Sub Interests were converted into the right to receive, and the Company issued to PubCo, (A) 36,547,345 Common Units and (B) the Warrants; (iv) the PubCo Acquired Old Units were converted into an aggregate of 13,532,331 Common Units; (v) the Old Units issued and outstanding and held by the Continuing Members immediately prior to the Company Merger Effective Time (the “Continuing Member Old Units”) were converted into, in the aggregate, (A) 14,546,755 Common Units and (B) the right to receive from the Company the shares of Class B Stock contributed to Merger Sub by PubCo in the PubCo Contribution; and (vi) all Old Units issued and outstanding immediately prior to the Company Merger Effective Time, other than the PubCo Acquired Old Units and the Continuing Member Old Units, were canceled without conversion into Units or payment of any other consideration therefor; and

(d)          immediately following the Company Merger Effective Time: (i) the Company delivered to the Continuing Members the shares of Class B Stock contributed to Merger Sub by PubCo in the PubCo Contribution; and (ii) the Company delivered the shares of Class A Stock contributed to Merger Sub by PubCo in the PubCo Contribution to certain Persons in satisfaction of certain obligations owed by the Company or its Subsidiaries to such Persons.

WHEREAS, pursuant to the Merger and Contribution Agreement, the Existing LLC Agreement shall be amended and restated to be in the form of this Agreement effective as of the Company Merger Effective Time, and, accordingly, this Agreement amends, restates and supersedes the Existing LLC Agreement in its entirety as of the Effective Time.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows, effective as of the Effective Time:

Article I

DEFINITIONS

Section 1.1.          Definitions.  As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R Registration Rights Agreement” has the meaning given to such term in the Merger and Contribution Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:

(a)          credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such Fiscal Year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and

(b)          debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Assumed Tax Liability” means, with respect to any Member as of any Tax Distribution Date, an amount equal to the federal, state and local income taxes (including any applicable estimated taxes) that the Partnership Representative reasonably estimates in good faith would be due from such Member for all taxable periods (or portions thereof) of the Company ending on such Tax Distribution Date, (i) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Article IV for such taxable periods (or portions thereof), (ii) after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, to the extent not taken into account in prior taxable periods, and (iii) assuming that such Member is subject to tax at the Assumed Tax Rate. For purposes of determining the Assumed Tax Liability of any Member, (x) adjustments by reason of Section 734(b) of the Code shall be taken into account, (y) adjustments by reason of Section 743(b) of the Code shall be taken into account and (z) any items allocated to the Members pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder shall not be taken into account.

“Assumed Tax Rate” means, for any taxable period, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York City (or, if higher, a corporation doing business in New York City) for such taxable period, determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Member’s liability for federal income tax.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Black-Out Period” means any “black-out” or similar period under PubCo’s policies covering trading in PubCo’s securities to which the applicable Exchanging Member is subject, which period restricts the ability of such Exchanging Member to immediately resell shares of Class A Common Stock to be delivered to such Exchanging Member in connection with an Exchange Notice.

“Blocker Company” has the meaning given to such term in the Merger and Contribution Agreement.

“Blocker Merger” has the meaning given to such term in the Merger and Contribution Agreement.

“Blocker Merger Effective Time” has the meaning given to such term in the Merger and Contribution Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Houston, Texas.

“Call Election Notice” has the meaning given to such term in Section 3.7(k).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.1.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” has the meaning given to such term in Section 3.7(d).

“Cash Election Amount” means, with respect to a particular Exchange, an amount of cash equal to the value of the shares of Class A Stock that would be received in such Exchange as of the date of receipt by the Company of the Exchange Notice with respect to such Exchange pursuant to Section 3.7 (the “Valuation Date”), decreased by any distributions received by the Exchanging Member with respect to the Common Units that are the subject of the Exchange following the date of receipt by the Company of the Exchange Notice where the record date for such distribution was after the date of receipt of such Exchange Notice. For this purpose, the value of a share of Class A Stock shall equal (i) the volume weighted average price of a share of Class A Stock for the ten trading days ending on the trading day prior to the Valuation Date or (ii) the Fair Market Value of such shares as of the Valuation Date.

“Cash Election Notice” has the meaning given to such term in Section 3.7(d).

“Certificate of Formation” has the meaning given to such term in the recitals of this Agreement.

“Change of Control Exchange Date” has the meaning given to such term in Section 3.7(d).

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Stock” means, as applicable, (i) the Class B Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class B Stock or into which the Class B Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Unit having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Indemnitees” has the meaning given to such term in Section 6.4.

“Company Merger” has the meaning given to such term in the Merger and Contribution Agreement.

“Company Merger Effective Time” has the meaning given to such term in the Merger and Contribution Agreement.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Continuing Member” means each Member, other than PubCo, party to this Agreement at the Effective Time.

“Continuing Member Old Units” has the meaning given to such term in the recitals of this Agreement.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Credit Agreement” means the Credit Agreement (as defined in the Merger and Contribution Agreement), as amended on or before the date hereof and as it thereafter may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that with respect to any property the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership Representative.

“Direct Exchange Right” has the meaning given to such term in Section 3.7(j).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Effective Time” means the Company Merger Effective Time.

“Effective Time Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the Effective Time, the amount or deemed value of which is set forth on Exhibit A.

“Effective Time Transactions” has the meaning given to such term in Section 3.4(a).

“Eligible PubCo Offer Securities” has the meaning given to such term in Section 3.7(l)).

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by PubCo or any of its Subsidiaries.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Exchange” has the meaning given to such term in Section 3.7(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Exchange Date” has the meaning given to such term in Section 3.7(f).

“Exchange Notice” has the meaning given to such term in Section 3.7(c).

“Exchange Right” has the meaning given to such term in Section 3.7(a).

“Exchanging Member” has the meaning given to such term in Section 3.7(c).

“Existing LLC Agreement” has the meaning given to such term in the recitals of this Agreement.

“Fair Market Value” means the fair market value of any property based on the amount the Company would receive in an all cash sale of such property in an arm’s-length transaction with an unaffiliated third party, with neither party having compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of Fair Market Value, as such amount is determined by the Manager (or if pursuant to Article X, the Winding-Up Person) in its good faith judgment using information and data it deems to be pertinent.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for federal income tax purposes, another taxable year is required. The Company shall have the same fiscal year for federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)           the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Partnership Representative to be permitted and necessary to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Partnership Representative reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)           the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)           the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.3(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Partnership Representative determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)           if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Imputed Underpayment Amount” has the meaning given to such term in Section 9.5(b).

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Joinder” means a joinder to this Agreement substantially in the form of Exhibit B to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code or order of any Governmental Entity.

“Legal Action” has the meaning given to such term in Section 11.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” has the meaning given to such term in Section 10.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Majority Members” means the members (which may include PubCo) holding not less than a majority of the Units then outstanding; provided, that if as of any date of determination, a majority of the Units are held by PubCo or any Affiliate controlled by PubCo, then “Majority Members” shall mean PubCo together with the Members holding at least a majority of the Units (excluding Units held by PubCo or its controlled Affiliates) then outstanding.

“Manager” has the meaning given to such term in Section 6.1(a).

“Material Subsidiary” means any direct or indirect subsidiary of the Company that, as of the date of determination, represents more than (a) 50% of the consolidated tangible net assets of the Company or (b) 50% of the consolidated net income of the Company, before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the similar definition under the Credit Agreement).

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Merger and Contribution Agreement” has the meaning given to such term in the recitals of this Agreement.

“Merger Sub” has the meaning given to such term in the recitals of this Agreement.

“Merger Sub Interests” has the meaning given to such term in the recitals of this Agreement.

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Manager appointing such Person as an officer or relating to such appointment.

“Old Units” means Units, as such term is defined in the Existing LLC Agreement.

“Partnership Representative” means the “partnership representative” as defined in Code Section 6223(a) and as appointed in Section 9.4.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any successor entity of such Member; (c) by any Continuing Member to the holders of equity interests in such Continuing Member in connection with the dissolution of such Continuing Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“President and Chief Executive Officer” has the meaning given to such term in Section 6.2(b).

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Proceeding” has the meaning given to such term in Section 6.4.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(f)            any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(g)           any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(h)           in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.3, be taken into account for purposes of computing Profits or Losses;

(i)            gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(j)            in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(k)           to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(l)            any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 4.3 shall not be taken into account in computing Profits or Losses for such Fiscal Year, but such items available to be specially allocated pursuant to Section 4.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” has the meaning given to such term in the preamble to this Agreement.

“PubCo Acquired Old Units” has the meaning given to such term in the recitals of this Agreement.

“PubCo Change in Control” shall be deemed to have occurred if or upon:

(m)          both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of PubCo’s assets (determined on a consolidated basis), including the Equity Interests in the Company, to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of PubCo, and such sale, lease or transfer is consummated;

(n)          both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, a merger or consolidation of PubCo with any other Person, other than a merger or consolidation which would result in the voting Equity Securities of PubCo outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting Equity Securities of the surviving entity) in excess of 50% of the total voting power represented by the voting Equity Securities of PubCo or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(o)          the acquisition, directly or indirectly, by any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of PubCo, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of PubCo in substantially the same proportions as their ownership of stock of PubCo) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the aggregate voting power of the voting Equity Securities of PubCo; provided, that the board of directors of PubCo recommends or otherwise approves or determines that such acquisition is in the best interest of PubCo and its stockholders.

“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Stock and the Class B Stock.

“PubCo Contribution” has the meaning given to such term in the recitals of this Agreement.

“PubCo Offer” has the meaning given to such term in Section 3.7(l)).

“PubCo Warrants” means the Warrants, as such term is defined in the PubCo Warrant Agreement.

“PubCo Warrant Agreement” means the Warrant Agreement dated as of March 9, 2017 by and between PubCo and Continental Stock Transfer & Trust Company, as warrant agent.

“PubCo Warrant Price” means the Warrant Price, as such term in defined in the PubCo Warrant Agreement.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.5(d)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

“Regulatory Allocations” is defined in Section 4.3(h).

“Retraction Notice” has the meaning given to such term in Section 3.7(d).

“Revocation Notice” is defined in Section 3.7(k).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Advance” is defined in Section 5.2(b).

“Tax Advance Eligible Member” means any Member (other than PubCo) that the Partnership Representative reasonably determines is not subject to Section 402 of the Sarbanes-Oxley Act of 2002.

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated federal income tax payments are required to be made by calendar year corporate taxpayers and the due date for federal income tax returns of corporate calendar year taxpayers (without regard to extensions).

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” has the meaning given to such term in Section 3.7(c).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Underwritten Offering” has the meaning given to such term in the A&R Registration Rights Agreement.

“Unit” means a unit representing a fractional part of the Interests of a Member and includes a Common Unit.

“Unit Register” has the meaning given to such term in Section 3.2(d).

“Valuation Date” has the meaning given to such term in the definition of “Cash Election Amount.”

“Warrant Exercise Price” has the meaning given to such term in Section 3.4(b).

“Warrants” has the meaning given to such term in Section 3.4(a).

“Winding-Up Person” has the meaning given to such term in Section 10.3(a).

“Withholding Payment” has the meaning given to such term in Section 9.5(b).

Section 1.2.          Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b)          all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)          all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d)          when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e)          whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)          “or” is not exclusive;

(g)          pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h)          the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

Article II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1.           Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation in accordance with the Act.

Section 2.2.          Filings. The Members shall execute such further documents (including amendments to the Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and other jurisdictions where the Company may conduct its business.

Section 2.3.          Amended and Restated Limited Liability Company Agreement. The Company, the Manager and the Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Company, the Manager and the Members hereby agree that during the term of the Company set forth in Section 2.8, the rights and obligations of the Members and the Manager with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter on which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and, to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Where the Act provides that a provision of the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. It is expressly agreed that this Agreement does not provide for contractual appraisal rights pursuant Section 18-210 of the Act.

Section 2.4.          Name. The name of the Company is “USWS Holdings LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Manager, under any other name.

Section 2.5.          Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 850 New Burton Road, Suite 201, City of Dover, County of Kent, 19904. The registered agent of the Company for service of process at such address is National Corporate Research, Ltd. The Manager may from time to time change the Company’s registered office and registered agent in the State of Delaware.

Section 2.6.          Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Manager from time to time.

Section 2.7.          Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.8.          Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.9.          Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a partnership for federal and applicable state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. None of the Company, the Manager or any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Article III

MEmbers; units; CAPITAL CONTRIBUTIONS

Section 3.1.          Members. The Continuing Members were previously admitted as Members in accordance with the terms of the Existing LLC Agreement. At the Effective Time, each Continuing Member shall remain a Member having the Interest represented by the Common Units into which the Continuing Member Old Units held by such Continuing Member were converted at the Company Merger Effective Time pursuant to the Company Merger. PubCo was admitted as a Member in accordance with the terms of the Existing LLC Agreement upon its acquisition of the PubCo Acquired Old Units at the Blocker Merger Effective Time. At the Effective Time, PubCo shall (a) remain a Member having the Interest represented by the Common Units into which the PubCo Acquired Old Units and the Merger Sub Interests were converted at the Company Merger Effective Time pursuant to the Company Merger and (b) become and be the initial Manager. At the Effective Time, each Person who was a Member in accordance with the terms of the Existing LLC Agreement and is not a Continuing Member or PubCo shall cease to be Member for all purposes of this Agreement and the Act. Exhibit A sets forth the Members and the number of Common Units held by each of them at the Effective Time.

Section 3.2.          Authorized Units; General Provisions With Respect to Units.

(a)          Interests in the Company shall be represented by Units, or such other Equity Securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Time, the Common Units will constitute the sole class of authorized Units. Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Manager shall determine in accordance with Section 3.5. Each authorized Unit may be issued pursuant to such agreements and in exchange for such Capital Contributions or other consideration as the Manager shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b)           Each outstanding Common Unit shall be identical (except with respect to vesting and as otherwise provided in this Agreement).

(c)           Initially, none of the Units will be represented by certificates. If the Manager determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.2(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

(d)          The Company shall maintain as part of its books and records a register (the “Unit Register”) with respect to all Units issued by the Company. The Unit Register shall set forth the name of each Member and the number of Units held by each Member. All Transfers of Units validly made in accordance with Article VIII shall be recorded in the Unit Register. The names of the Members and the number of Units held by each Member as they appear in the Unit Register shall be the official record of the Members for all purposes. Absent manifest error in the Unit Register, the Company shall be entitled to rely exclusively on record ownership of Units as shown in the Unit Register for all purposes and shall be entitled to recognize the registered holder of Units as shown in the Unit Register as the holder of record of such Units and the Member with respect to the Interest represented thereby for all purposes; provided, however, that the Company shall treat the record owner of any certificate representing Units as the holder of the Units evidenced thereby unless and until such Units have been Transferred in accordance with this Agreement. At the Effective Time, Exhibit A shall constitute the Unit Register. From and after the Effective Time, subject to the foregoing provisions of this Section 3.2(d), the Company may maintain the Unit Register in such form as the Manager shall determine from time to time, and any changes in the information set forth in the Unit Register shall not require any amendment or other change to Exhibit A.

Section 3.3.          Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the vote or approval of Members under this Agreement. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 3.4.          Transactions at Effective Time; Warrants; Capital Contributions.

(a)           Transactions at Effective Time. At the Effective Time and pursuant to the Company Merger: (i) the Continuing Member Old Units were converted into an aggregate of 14,546,755 Common Units, with the Continuing Member Old Units held by each Continuing Member being converted into the number of Common Units set forth for such Continuing Member on Exhibit A; (ii) the Company delivered to each Continuing Member, out of the shares of Class B Stock contributed by PubCo to Merger Sub in the PubCo Contribution, a number of shares of Class B Stock equal to the number of Common Units into which such Continuing Member’s Continuing Member Old Units were converted pursuant to the Company Merger; (iii) the PubCo Acquired Old Units were converted into an aggregate of 13,532,331 Common Units; (iv) all Old Units issued and outstanding immediately prior to the Company Merger Effective Time, other than the PubCo Acquired Old Units and the Continuing Member Old Units, were canceled without conversion into Units or payment of any other consideration therefor; and (v) the Merger Sub Interest were converted into, and the Company shall issue to PubCo, (A) 36,547,345 Common Units and (B) 48,000,000 warrants to acquire Company Units as described in Section 3.4(b) (the “Warrants”). The Company and the Members agree that each of the foregoing (collectively, the “Effective Time Transactions”) shall be deemed to occur at the Effective Time, and, at the Effective Time, (i) the Common Units set forth each Member on Exhibit A are hereby issued to such Member and (ii) the Warrants are hereby issued to PubCo.

(b)           Warrants. Each Warrant shall entitle PubCo to purchase one-half of one Common Unit for an exercise price of $5.75 per half Common Unit (subject to adjustment as described below, the “Warrant Exercise Price”). Warrants may only be exercised for a whole number of Units. Upon each exercise of PubCo Warrants, an identical number of Warrants shall automatically be exercised, and PubCo shall pay to the Company, as a Capital Contribution, the Warrant Exercise Price for such Warrants upon receipt by PubCo of the PubCo Warrant Price for the PubCo Warrants so exercised. Whenever the number of shares of Class A Stock purchasable upon the exercise of the PubCo Warrants or the PubCo Warrant Price is adjusted pursuant to the terms of the PubCo Warrant Agreement, a corresponding adjustment shall be made to the number of Common Units issuable upon exercise of the Warrants or the Warrant Exercise Price (or both), as applicable. For federal income tax purposes, the Company and the Members intend (i) to treat each Warrant as a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2), and (ii) not to treat any Warrant as exercised and not to treat any Warrant as a partnership interest prior to the exercise of such Warrant pursuant to the PubCo Warrant Agreement in accordance with Treasury Regulations Section 1.761-3(a).

(c)           Capital Contributions. At the Effective Time, after giving effect to the Effective Time Transactions, each Member as of the Effective Time shall be deemed to have made Capital Contributions equal to such Member’s Effective Time Capital Account Balance set forth on Exhibit A. Except for PubCo as provided in Section 3.5 and Section 3.7, no Member shall be required to make additional Capital Contributions.

Section 3.5.           Issuance of Additional Units or Interests; Exchanges and Repurchases; Recapitalizations.

(a)           From and after the Effective Time to the extent required by Section 3.5(b), the Manager may authorize and create, and cause the Company to issue, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Manager) solely to the extent they are in the aggregate substantially equivalent to a class of Equity Securities of PubCo; provided that, following the Effective Time, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a Joinder and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Manager.

(b)           If at any time after the Effective Time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class B Stock), (i) the Company shall issue to PubCo one Common Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo and (ii) the net proceeds received by PubCo with respect to the corresponding share of Class A Stock or other Equity Security, if any, shall be concurrently transferred to the Company; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Common Units (and shares of Class B Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Common Units in connection therewith and PubCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to (i) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right) or (ii) the issuance under the Equity Plans of any warrants, options or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in the foregoing cases apply to the issuances of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to Section 3.7, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. Notwithstanding anything contained herein to the contrary, the Company shall only be able to issue additional Units or other Equity Interests in the Company to Persons and on the terms and conditions provided for in Section 3.1, Section 3.4, or Section 3.5.

(c)           Neither PubCo nor any of its Subsidiaries may redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Common Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. Except pursuant to Section 3.7, the Company may not redeem, repurchase or otherwise acquire (A) any Common Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(d)          The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 3.6.          Other Matters.

(a)           No Member shall be entitled to demand or receive a return on or of its Capital Contributions or withdraw from the Company, except as expressly provided in this Agreement. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)           No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement.

(c)           The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.

(d)           Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.

(e)           The Company shall not be obligated for the repayment of any Capital Contributions of any Member.

Section 3.7.            Exchange Right of Members.

(a)           Subject to Section 3.7(b) and to PubCo’s rights under Section 3.7(j), each of the Members other than PubCo shall be entitled to exchange with the Company (an “Exchange”), at any time and from time to time, any or all of such Member’s Common Units (together with the transfer and surrender of an equal number of shares of Class B Stock) for an equivalent number (subject to adjustment as provided in Section 3.7(g)) of shares of Class A Stock or, at the Company’s election made in accordance with Section 3.7(d), cash equal to the Cash Election Amount calculated with respect to such Exchange (the “Exchange Right”). Upon the Exchange of all Common Units held by a Member, such Member shall, for the avoidance of doubt, cease to be a Member.

(b)          Notwithstanding Section 3.7(a):

(i)           no Member may exercise its Exchange Right with respect to any of its Common Units prior to the first anniversary of the date of this Agreement, except that on or after the date that is 180 days after the date of this Agreement, a Continuing Member (or its Permitted Transferee) may exercise its Exchange Right with respect to up to, in the aggregate for such Continuing Member and its Permitted Transferees, 50% of the number of Common Units held by such Continuing Member at the Effective Time solely in connection with an Underwritten Offering of the shares of Class A Stock issuable upon such Exchange; and

(ii)          no Member may exercise its Exchange Right with respect to less than 200,000 Common Units more frequently than on a quarterly basis, unless (A) such exercise of the Exchange Right is for all of the Common Units held by such Member or (B) the Manager, in its sole discretion, permits such Member to exercise the Exchange Right for a lesser number of Common Units.

(c)           In order to exercise the Exchange Right, a Member (the “Exchanging Member”) shall provide written notice (the “Exchange Notice”) to the Company and PubCo, stating (i) the number of Common Units (together with the transfer and surrender of an equal number of shares of Class B Stock) the Exchanging Member elects to have the Company redeem, and (ii) if the shares of Class A Stock to be received are to be issued other than in the name of the Exchanging Member, specifying the name(s) of the Person(s) in whose name or on whose order the shares of Class A Stock are to be issued. If the Common Units to be redeemed (or the shares of Class B Stock to be transferred and surrendered) are represented by a certificate or certificates, the Exchanging Member shall also present and surrender the certificate or certificates representing such Common Units and shares of Class B Stock during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Class A Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent with respect to such Class A Stock. If required by PubCo, any certificate for Common Units and shares of Class B Stock surrendered in connection with an Exchange shall be accompanied by instruments of transfer, in form reasonably satisfactory to PubCo and the Transfer Agent, duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative. An Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an Underwritten Offering or otherwise) of the shares of Class A Stock for which the Common Units and shares of Class B Stock are redeemable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property, provided that the foregoing shall not apply to any Exchange with respect to which the Company has made a valid Cash Election.

(d)           Upon receipt of an Exchange Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Exchange by the delivery to the Exchanging Member, in lieu of the applicable number of shares of Class A Stock that would be received in such Exchange, an amount of cash equal to the Cash Election Amount for such Exchange. In order to make a Cash Election with respect to an Exchange, the Company must provide written notice (the “Cash Election Notice”) of such election to the Exchanging Member prior to 5:00 pm, Houston, Texas time, on the first Business Day after the date on which the Exchange Notice shall have been received by the Company and PubCo. If the Company fails to provide a Cash Election Notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Exchange. The Exchanging Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo) at any time prior to 5:00 pm, Houston, Texas time, on the first Business Day after delivery of the Cash Election Notice. The timely delivery of a Retraction Notice shall terminate the Exchanging Member’s, the Company’s and PubCo’s rights and obligation under this Section 3.7 arising from the retracted Exchange Notice.

(e)           Notwithstanding anything to the contrary in Section 3.7(c) or Section 3.7(d), in the event the Company fails to timely make the Cash Election in connection with an Exchange, an Exchanging Member shall be entitled, at any time prior to the consummation of the Exchange, to revoke its Exchange Notice or delay the consummation of an Exchange if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Stock to be registered for such Exchanging Member at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale registration statement has yet become effective; (ii) PubCo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange; (iii) PubCo shall have exercised its right to defer, delay or suspend the filing or effectiveness of the registration statement and such deferral, delay or suspension shall affect the ability of such Exchanging Member to have the resale of its Class A Stock registered at or immediately following the consummation of the Exchange; (iv) PubCo shall have disclosed to such Exchanging Member (after receiving consent of such Exchanging Member) any material non-public information concerning PubCo or its Subsidiaries, taken as a whole, the receipt of which results in the Exchanging Member being prohibited or restricted from selling Class A Stock at or immediately following the Exchange without disclosure of such information (and PubCo does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Stock was to be registered by such Exchanging Member at or immediately following the Exchange shall have been issued by the Commission; (vi) there shall be in effect an injunction, a restraining order or decree of any nature of any Governmental Entity that restrains or prohibits the Exchange; (vii) PubCo shall have failed to comply in all material respects with its obligations under the A&R Registration Rights Agreement, and such failure shall have affected the ability of such Exchanging Member to consummate the resale of the Class A Stock to be received upon such Exchange pursuant to an effective registration statement; or (viii) the Exchange Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided, further, that in no event shall the Exchanging Member seeking to delay the consummation of such Exchange and relying on any of the matters in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith (except in the good faith performance of his or her duties as an officer, employee or director or manager of PubCo or any of its Subsidiaries) in order to provide such Exchanging Member with a basis for such delay or revocation. If an Exchanging Member delays the consummation of an Exchange pursuant to this Section 3.7(e), (A) the Exchange Date shall occur on the third Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier date as PubCo, the Company and Exchanging Member may mutually agree in writing) and (B) notwithstanding anything to the contrary in Section 3.7(d), the Exchanging Member may retract its Exchange Notice by giving a Retraction Notice to the Company (with a copy to PubCo) at any time prior to 5:00 pm, Houston, Texas time, on the first Business Day following the date on which the conditions giving rise to such delay cease to exist.

(f)           If the Company has not made a valid Cash Election, then as promptly as practicable after the receipt of the Exchange Notice and the surrender to the Company of the certificate or certificates, if any, representing such Common Units and shares of Class B Stock (but in any event by the Exchange Date, as defined below), PubCo shall issue and contribute to the Company, and the Company shall deliver to the Exchanging Member, or on the Exchanging Member’s written order, the number of shares of Class A Stock issuable upon the Exchange (in book-entry or certificated form, as determined by PubCo, and with such legends as may be required in accordance with applicable Law), and the Company shall deliver such Common Units and shares of Class B Stock to PubCo in exchange for no additional consideration. If the Company has made a valid Cash Election, then as promptly as practicable after the receipt of the Exchange Notice (but in no event more than ten Business Days after receipt of the Exchange Notice), PubCo shall contribute to the Company the cash consideration the Exchanging Member is entitled to receive in the Exchange and, upon surrender to the Company of the certificate or certificates, if any, representing such Common Units and shares of Class B Stock, the Company shall deliver to the Exchanging Member as directed by the Exchanging Member by wire transfer of immediately available funds the Cash Election Amount payable upon the Exchange, and the Company shall deliver such Common Units and shares of Class B Stock to PubCo for no additional consideration. Each Exchange shall be deemed to have been effected on (i) (x) the Business Day after the date on which the Exchange Notice shall have been received by the Company, PubCo or the Transfer Agent, as applicable (subject to receipt by the Company, PubCo or the Transfer Agent, as applicable, within three Business Days thereafter of any required instruments of transfer as aforesaid) if the Company has not made a valid Cash Election with respect to such Exchange or (y) if the Company has made a valid Cash Election with respect to such Exchange, the first Business Day on which the Company has available funds to pay the Cash Election Amount (but in no event more than ten Business Days after receipt of the Exchange Notice), or (ii) such later date specified in or pursuant to the Exchange Notice (such date identified in clause (i) or (ii), as applicable, the “Exchange Date”). If the Company has not made a valid Cash Election, and the Person or Persons in whose name or the shares of Class A Stock shall be issuable upon such Exchange as aforesaid shall be deemed to have become, on the Exchange Date, the holder or holders of record of the shares represented thereby. Notwithstanding anything herein to the contrary and in addition to the rights set forth in Section 3.7(e), unless the Company has made a valid Cash Election (and the Exchanging Member has failed to timely deliver a Retraction Notice in accordance with Section 3.7(d)), any Exchanging Member may retract or amend an Exchange Notice, in whole or in part, prior to the effectiveness of the applicable Exchange, at any time prior to 5:00 p.m., Houston, Texas time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable Law) by delivery of a written notice of retraction to the Company (with a copy to PubCo), specifying (1) the numbers of the withdrawn Common Units and shares of Class B Stock (and the applicable certificate numbers therefor, if certificated), (2) if any, the number of Common Units and shares of Class B Stock as to which the Exchange Notice remains in effect and (3) if the Exchanging Member so determines, a new Exchange Date or any other new or revised information permitted in an Exchange Notice.

(g)           If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Stock are converted or changed into another security, securities or other property, or (ii) PubCo shall, by dividend or otherwise, distribute to all holders of the shares of Class A Stock evidences of its Indebtedness or assets, including securities (including shares of Class A Stock and any rights, options or warrants to all holders of the shares of Class A Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Class A Stock) but excluding any cash dividend or distribution as well as any such distribution of Indebtedness or assets received by PubCo from the Company in respect of the Units, then upon any subsequent Exchange, in addition to the shares of Class A Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 3.7 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(h)           PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Stock that shall be issuable upon the Exchange of all outstanding Common Units and shares of Class B Stock; provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect of an Exchange by delivery of shares of Class A Stock that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Stock that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Stock are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all shares of Class A Stock issued upon an Exchange to be listed on such National Securities Exchange at the time of such issuance.

(i)            Unless otherwise required by applicable Law, each Exchange shall be treated for federal (and applicable state and local) income tax purposes as a taxable sale of the Exchanging Member’s Common Units (together with the same number of shares of Class B Stock) to PubCo in exchange for shares of Class A Stock or cash, as applicable. The issuance of shares of Class A Stock upon an Exchange shall be made without charge to the Exchanging Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares are to be issued in a name other than that of the Exchanging Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of PubCo that such tax has been paid or is not payable.

(j)            Notwithstanding anything to the contrary in this Section 3.7, but subject to Section 3.7(k), an Exchanging Member shall be deemed to have offered to sell its Common Units and shares of Class B Stock set forth in the Exchange Notice to PubCo, and PubCo may, in its sole discretion, by means of delivery of Call Election Notices and/or Revocation Notices in accordance with, and subject to the terms of, this Section 3.7(j) and Section 3.7(k), elect to purchase directly and acquire such Common Units and shares of Class B Stock on the Exchange Date by paying to the Exchanging Member (or, on the Exchanging Member’s written order, its designee) that number of shares of Class A Stock the Exchanging Member (or its designee) would otherwise receive pursuant to Section 3.7(a) or, at PubCo’s election, an amount of cash equal to the Cash Election Amount of such shares of Class A Stock (the “Direct Exchange Right”), whereupon PubCo shall acquire the Common Units and shares of Class B Stock offered for exchange by the Exchanging Member and shall be treated for all purposes of this Agreement as the owner of such Common Units and shares of Class B Stock. In the event PubCo shall exercise the Direct Exchange Right, each of the Exchanging Member, the Company and PubCo, as the case may be, shall treat the transaction between the Company and the Exchanging Member for federal income tax purposes as a sale of the Exchanging Member’s Common Units and shares of Class B Stock to PubCo.

(k)           PubCo may at any time in its sole discretion deliver written notice (a “Call Election Notice”) to each other Member setting forth its election to exercise its Direct Exchange Right as contemplated by Section 3.7(j) with respect to future Exchanges (without needing to provide further notice of its intention to exercise its Direct Exchange Right). Subject to the remainder of this Section 3.7(k), a Call Election Notice will be effective until such time as PubCo amends such Call Election Notice with a superseding Call Election Notice or revokes such Call Election Notice by delivery of a written notice of revocation delivered to each other Member or, with respect to a particular Exchange, the Company exercises its Cash Election (a “Revocation Notice”). A Call Election Notice may be amended or revoked by PubCo at any time; provided that any Exchange Notice delivered by a Member will not, without such Member’s written consent, be affected by the subsequent delivery of a Revocation Notice or by a Call Election Notice that is not effective until after the Exchange Date. Following delivery of a Revocation Notice, PubCo may deliver a new Call Election Notice pursuant to this Section 3.7(k). Any amendment of a Call Election Notice will not be effective until the Business Day after its delivery to each Member (other than PubCo). Each Call Election Notice shall specify the date from which it shall be effective (which shall be no earlier than the Business Day after delivery).

(l)            In connection with a PubCo Change of Control, PubCo shall have the right to require each Member (other than PubCo) to effect an Exchange of some or all of such Member’s Common Units and a corresponding number of Class B Stock. Any Exchange pursuant to this Section 3.7(l) shall be effective immediately prior to the consummation of the PubCo Member Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Change of Control is not consummated) (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Common Units and shares of Class B Stock subject to such Exchange shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) such Member shall cease to have any rights with respect to such Common Units and shares of Class B Stock subject to such Exchange (other than the right to receive shares of Class A Common Stock pursuant to such Exchange). PubCo shall provide written notice of an expected PubCo Change of Control transaction to all Members within the earlier of (x) five Business Days following the execution of the definitive agreement with respect to such PubCo Change of Control and (y) 10 Business Days before the proposed date upon which the contemplated PubCo Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Change of Control transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and type of consideration to be paid for shares of Class A Stock in the PubCo Change of Control, any election with respect to types of consideration that a holder of shares of Class A Stock, as applicable, shall be entitled to make in connection with such PubCo Change of Control, and the number of Common Units and shares of Class B Stock held by such Member that PubCo intends to require to be subject to such Exchange. Following the delivery of such notice and on or prior to the Change of Control Redemption Date, the Members shall take all actions reasonably requested by PubCo to effect such Exchange, including taking any action and delivering any document required pursuant to Section 3.7(a) and Section 3.7(c) to effect such Exchange.

(m)           In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to shares of Class A Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the board of directors of PubCo or is otherwise effected or to be effected with the consent or approval of the board of directors of PubCo, each Member (other than PubCo) shall be permitted to participate in such PubCo Offer by delivery of a contingent Exchange Notice in accordance with the last sentence of Section 3.7(c) with respect to its Common Units and shares of Class B Stock (other than with respect to any Common Units or shares of Class B Stock to which the Company exercised its right to require any such Member to effect an Exchange pursuant to Section 3.7(l) in connection with a PubCo Change of Control) (the “Eligible PubCo Offer Securities”). In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Members to participate in such PubCo Offer with respect to such Eligible PubCo Offer Securities to the same extent or on an economically equivalent basis as the holders of shares of PubCo without discrimination; provided that, without limiting the generality of this sentence, PubCo will use its reasonable best efforts expeditiously and in good faith to ensure that such Members may participate in each such PubCo Offer with respect to such Eligible PubCo Offer Securities without being required to cause the Exchange of Common Units and shares of Class B Stock (or, if so required, to ensure that any such Exchange shall be effective only upon, and shall be conditional upon, the closing of such PubCo Offer and only to the extent necessary to tender or deposit to PubCo Offer in accordance with the last sentence of Section 3.7(c), or, as applicable, to the extent necessary to exchange the Eligible PubCo Offer Securities being repurchased). For the avoidance of doubt, in no event shall Members (other than PubCo) be entitled to receive in such PubCo Offer aggregate consideration for each Common Unit and corresponding share of Class B Stock comprising the Eligible PubCo Offer Securities that is greater than the consideration payable in respect of each share of Class A Stock in connection with a PubCo Offer.

(n)           No Exchange shall impair the right of the Exchanging Member to receive any distributions payable on the Common Units so redeemed in respect of a record date that occurs prior to the Exchange Date for such Exchange. For the avoidance of doubt, no Exchanging Member, or a Person designated by an Exchanging Member to receive shares of Class A Stock, shall be entitled to receive, with respect to the same fiscal quarter, distributions or dividends both on Common Units redeemed from such Exchanging Member and on shares of Class A Stock received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange.

Article IV

capital accounts; ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1.           Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. For this purpose, the Company may (in the discretion of the Partnership Representative), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the Effective Time is its respective Effective Time Capital Account Balance set forth on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.2 and any other items of income or gain allocated to such Member pursuant to Section 4.3, (ii) the amount of additional cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.2 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.3, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.2.           Profits and Losses. After giving effect to the allocations under Section 4.3, Profits and Losses (and, to the extent determined by the Partnership Representative to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year shall be allocated among the Members during such Fiscal Year in a manner such that, after giving effect to the special allocations set forth in Section 4.3 and all distributions through the end of such Fiscal Year, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Fiscal Year were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 4.3.           Special Allocations.

(a)            Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member.

(b)           Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.3(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)           Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)           Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement except Section 4.3(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)           Notwithstanding any provision hereof to the contrary except Section 4.3(c) and Section 4.3(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), resulting in, or increasing, an Adjusted Capital Account Deficit for such Member, items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(e) were not in this Agreement. This Section 4.3(e) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f)            If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(e) and this Section 4.3(f) were not in this Agreement.

(g)          To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)          The allocations set forth in Section 4.3(a) through Section 4.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(h) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 4.4.           Allocations for Tax Purposes in General.

(a)           Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.2 and Section 4.3.

(b)           In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members to account for any such difference using the “remedial method” under Treasury Regulations Section 1.704-3(d) or such other method or methods as determined by the Partnership Representative to be appropriate and in accordance with the applicable Treasury Regulations; provided, however, the Partnership Representative shall cause the Company to use the “traditional method” as described in Treasury Regulation Section 1.704-3(b) (including in connection with any “reverse 704(c) allocation”) that may be required in connection with a “book-up” of the Company’s assets in connection with the transactions contemplated by the Merger and Contribution Agreement.

(c)           Any (i) recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of allocations under Code Section 704(c)), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable Law.

(d)           Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(e)           If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.5.           Other Allocation Rules.

(a)          The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b)          All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder; provided, further, however, with respect to the IRS Form 1065 (or similar state or local tax return) filed for the Tax year of the Company including the Company Merger, such tax return shall be prepared utilizing the “interim closing method” as if the Tax year ended on the Closing Date and “calendar day convention” (in each case, as defined in Treasury Regulation Section 1.706-4) as of the end of the day on which the Company Merger occurred.

(c)          The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Partnership Representative and permissible under the Treasury Regulations.

Article V

DISTRIBUTIONS

Section 5.1.           Distributions.

(a)          Distributions. To the extent permitted by applicable Law and hereunder, distributions to Members may be declared by the Manager out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Manager shall determine using such record date as the Manager may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units owned by each Member (except that repurchases or exchanges made in accordance with Section 3.5(c) or payments made in accordance with Section 6.4 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Company shall have the obligation to make distributions as set forth in Section 5.2 and Section 6.4; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Manager shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)          Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)          Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Manager. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.2 and Section 4.3.

Section 5.2.           Tax Distributions.

(a)           Prior to making distributions pursuant to Section 5.1, on each Tax Distribution Date, the Company shall, subject to the availability of funds and to any restrictions contained in any agreement to which the Company is bound, make distributions to the Members on a pro rata basis in accordance with the number of Units owned by each Member, subject to Section 5.2(b), in an amount sufficient to cause PubCo to receive a distribution equal to all of PubCo’s federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates.

(b)           If a Tax Advance Eligible Member has an Assumed Tax Liability at a Tax Distribution Date in excess of the sum of the cumulative amount of distributions made to such Member under Section 5.1, Section 5.2(a) and advances made under this Section 5.2(b), in each case, in the relevant Fiscal Year or other taxable period, the Company shall, to the extent permitted by applicable Law, and subject to the legal availability of funds and any restrictions contained in any agreement to which the Company is bound, make advances to such Member in an amount equal to such excess (a “Tax Advance”). Any such Tax Advance shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to such Member pursuant to Sections 5.1 and 10.3(b)(iii). If there is a Tax Advance outstanding with respect to a Member (i) who elects to participate in an Exchange (including, for the avoidance of doubt, any sale of such Units pursuant to the Direct Exchange Right at the option of PubCo pursuant to Section 3.7(j)) or (ii) who Transfers Units pursuant to the provisions of Article VIII, then in each case such Member shall indemnify and hold harmless the Company against such Tax Advance, and shall be required to promptly pay to the Company (but in all events within fifteen (15) days after the Exchange Date or Transfer date, as the case may be) an amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Exchange or Transfer (determined at the time of the Exchange or Transfer based on the number of Units subject to the Exchange or Transfer as compared to the total number of Units held by such Member), provided that, in the case of a Transfer described in clause (ii), such Member shall not be required to pay such amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Transfer, if the transferee is either a Permitted Transferee or such Transfer is otherwise approved by the Manager and the transferee agrees to assume the Member’s obligation to repay to the Company such amount equal to the proportionate share of the Member’s existing Tax Advance relating to such Units subject to the Transfer, and such Member shall be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Units subject to the Transfer. The obligations of each Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member. For the avoidance of doubt, (i) any payment of a Tax Advance made by the Company pursuant to this Section 5.2(b) shall not reduce the Capital Account balance of the applicable Member and (ii) any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution.

Section 5.3.          Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Article VI

MANAGEMENT

Section 6.1.           The Manager; Fiduciary Duties.

(a)          The Company shall managed by a single manager (as such term is defined in the Act) (the “Manager”). Except as otherwise required by Law or for matters in which vote or approval of any Member is specifically required under this Agreement, (i) the Manager shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Manager, and the Manager shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)           The Manager may be any Person (other than a syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act) and may, but need not be, a Member. PubCo shall be the initial Manager as of the Effective Time and shall serve as the Manager from and after the Effective Time until a successor Manager is duly elected pursuant to Section 6.6.

(c)           In connection with the performance of its duties as the Manager of the Company, the Manager acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that PubCo, as the initial Manager and for so long as it continues to be the Manager, will take action through its board of directors, and that the members of PubCo’s board of directors will owe comparable fiduciary duties to the stockholders of PubCo.

Section 6.2.           Officers.

(a)           The Manager may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Manager may delegate to any such Persons such authority to act on behalf of the Company as the Manager may from time to time deem appropriate.

(b)           The initial president and chief executive officer of the Company (the “President and Chief Executive Officer”) will be Joel Broussard.

(c)           Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Manager are carried into effect. The President and Chief Executive Officer will report to the Manager and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Manager or this Agreement. The President and Chief Executive Officer will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Manager to some other Officer or agent of the Company.

(d)           Except as set forth herein, the Manager may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Manager deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Manager, subject to all rights, if any, of such Officer under any Contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Manager.

(e)           Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Manager. Any Officer may resign at any time by giving written notice to the Manager. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any Contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

Section 6.3.          Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)           one or more employees or other agents of the Company or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)           any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 6.4.           Indemnification. Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, the Manager or an Officer, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 6.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.

Section 6.5.           Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Manager) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company or the Manager, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Notwithstanding the foregoing and in addition to the foregoing, in accordance with Section 6.4 of the Merger and Contribution Agreement, all the rights and limitations to indemnification, exculpation, and advancement of expenses for acts or omissions occurring prior to the Company Merger Effective Time in favor of the current or former managers, directors, officers, members or employees of the Company Entities (as defined in the Merger and Contribution Agreement) existing immediately prior to the Company Merger Effective Time (collectively, the “Company Indemnitees”) as provided under the Existing LLC Agreement are hereby incorporated into this Agreement and shall survive and shall continue in full force and effect for a period of not less than six years after the date of this Agreement. This paragraph shall not be repealed, amended, waived or otherwise modify any such rights to indemnification, exculpation, and advancement of expenses in any manner that would adversely affect the rights of the Company Indemnitees.

Section 6.6.           Election of Manager. Following the Effective Time, the Manager shall be elected annually by the Members in accordance with this Section 6.6, and the Manager so elected shall serve as the Manager until a successor has been duly elected as the Manager in accordance with this Section 6.6. Not more than one year after the later of (a) the Effective Time and (b) the last meeting of the Members or action by written consent of the Members at which or pursuant to which the Manager was elected in accordance with this Section 6.6, the Manager at such time (or the Members if the Manager shall fail to take such action) shall either (i) call and hold a meeting of the Members for purposes of electing the Manager or (ii) seek written consents from the requisite Members to elect the Manager pursuant to Section 7.2(d). A Person shall be elected as the Manager if the election of such Manager is approved by Members holding a majority of the outstanding Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as the Manager was not the Manager immediately prior to such election, such election shall not be effective, and such Person shall not become the Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Manager, in form and substance reasonably satisfactory to the Manager serving immediately prior to such election or to the Members holding a majority of the outstanding Units.

Section 6.7.          Resignation or Removal of Manager; Vacancy. The Manager may resign as the Manager at any time and may be removed at any time, with our without cause, by the Members holding a majority of the outstanding Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Manager has been duly elected in accordance with Section 6.6, and (ii) PubCo shall not resign as the Manager for so long as it is a Member. If for any reason a Manager ceases to serve as the Manager prior to the election of a successor Manager in accordance with Section 6.6, PubCo shall automatically, and without any action of the Company or any Member, become the Manager and serve as the Manager until another Person is duly elected as the Manager in accordance with Section 6.6.

Section 6.8.           No Inconsistent Obligations. The Manager represents that it does not have any Contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Manager) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any Contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.9.          Compensation; Certain Costs and Expenses. The Manager shall not be compensated for its services as the Manager of the Company. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Manager, bear and/or reimburse the Manager for any costs, fees or expenses incurred by it in connection with serving as the Manager. To the extent that the Manager determines in good faith that such expenses are related to the business and affairs of the Manager that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Manager), the Manager may cause the Company to pay or bear all expenses of the Manager, including, without limitation, costs of securities offerings not borne directly by the Members, board of directors’ compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Manager.

Article VII

ROLE OF MEMBERS

Section 7.1.           Rights or Powers. The Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be the Manager or an employee, or be retained as an agent of, the Company, the Manager or any of their respective Affiliates. The existence of these relationships and acting in such capacities will not result in the Member (in its capacity as such) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company

Section 7.2.           Voting.

(a)           Meetings of the Members may be called by the Manager and shall be called by the Manager upon the written request of Members holding at least 25% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b)           Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)           Each meeting of Members shall be conducted by an Officer designated by the Manager or such other individual person as the Manager deems appropriate.

(d)           Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 7.3.           Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Partnership Representative.

Section 7.4.           Withdrawal of PubCo. PubCo shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 7.4. No withdrawal of PubCo as a Member or other cessation of PubCo to be a Member shall be effective unless (a) proper provision is made, in compliance with this Agreement, so that the obligations of PubCo and the rights of all Members under this Agreement and applicable Law remain in full force and effect, and (b) PubCo or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against PubCo or its successor, as applicable, to cause PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 3.7) (other than in its capacity as Manager, if applicable).

Section 7.5.           Reclassification Events of PubCo. If a Reclassification Event occurs, the Manager and PubCo or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) upon any Exchange pursuant to Section 3.7, the Exchanging Member shall be entitled to receive, for each Common Unit and share of Class B Stock subject to such Exchange, the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such Exchange. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Article VIII

TRANSFERS OF INTERESTS

Section 8.1.           Restrictions on Transfer.

(a)          Except as provided in Section 3.7 and except for the Transfers by a Member to Permitted Transferee, no Member shall Transfer all or any portion of its Interest without the prior written consent of the Manager in its sole discretion; provided, that, to the extent that the Manager determines in good faith that a proposed transfer would not have the effect contemplated by Section 8.1(b)(ii) and (iii), then the Manager will not unreasonably withhold its consent to a transfer by any Member that holds at least 5% of the Units not held by PubCo and who intends, in connection with such proposed transfer, to transfer all or substantially all of the Units then held by such Member to any Person or group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto. If, notwithstanding the provisions of this Section 8.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Manager consents in writing to such admission, which consent shall be granted or withheld in the Manager’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that no shares of Class B Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

(b)          In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes or to be classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law).

Section 8.2.          Notice of Transfer. Other than in connection with Transfers made pursuant to Section 3.7, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 8.3.          Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if (i) the requirements of this Article VIII are met, (ii) such Transferee executes a Joinder or another instrument reasonably satisfactory to the Manager agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Manager agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Manager, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement (but only to the extent existing or relating to acts or omissions that existed on or prior to such admission date) or under any other Contract between the Manager, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Notwithstanding anything to the contrary in this Section 8.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to an Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 8.4.           Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF USWS HOLDINGS LLC DATED AS OF NOVEMBER 9, 2018, AMONG THE MEMBERS LISTED THEREIN AND THE MANAGER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

Article IX

ACCOUNTING

Section 9.1.          Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 9.2.           Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a)           to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b)           to adopt the accrual method of accounting for federal income tax purposes;

(c)           to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d)           to make an election described in Section 754 of the Code (which the Company shall ensure that it has in effect at all times); and

(e)           any other election the Partnership Representative may deem appropriate in its sole discretion.

Section 9.3.          Tax Returns. The Partnership Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall use commercially reasonable best efforts to deliver, or cause to be delivered, within 90 days after the end of each of the Company’s Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary related to the Company for the preparation of such Person’s United States federal and applicable state income tax returns with respect to such Person’s Units.

Section 9.4.          Partnership Representative. PubCo shall act as the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). The Partnership Representative shall be responsible for making all decisions, filing all elections and taking all other actions, in each case related to any audit, examination, litigation or other tax-related proceeding, or otherwise related to its role as “partnership representative” pursuant to Sections 6221 through 6231 of the Code, in its sole discretion. Each Member shall indemnify and reimburse the Company to the extent the Company is required to make any payment for taxes, interest, additions to tax or penalties or with respect to a Member’s share of any adjustment to income, gain, loss, deduction or credit as determined in the reasonable good faith discretion of the Partnership Representative. To the fullest extent permitted by applicable Law, a Member’s obligations under this Section 9.4 shall survive the dissolution, liquidation, termination and winding-up of the Company and shall survive, as to each Member, such Member’s withdrawal from the Company or termination of the Member’s status as a Member. Any reasonable, documented cost or expense incurred by the Partnership Representative in connection with the roles and responsibilities described in this Section 9.4 shall be borne by the Company. The Members agree to reasonably cooperate with the Company and the Partnership Representative as necessary to carry out the intent of this Section 9.4.

Section 9.5.           Withholding Tax Payments and Obligations.

(a)          If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 9.5(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Partnership Representative in its discretion.

(b)          The Company is authorized to (i) withhold from distributions to a Member and to pay over to any Governmental Entity any amount required to be so withheld pursuant to the Code or any other federal, foreign, state, or local Law and (ii) make payments to any Governmental Entity with respect to any foreign, federal, state or local tax liability of a Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). A Withholding Payment shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). The Partnership Representative shall reasonably determine the portion of any Imputed Underpayment Amount that is attributable to each Member (including a former Member and such former Member’s assignee(s) or transferee(s)). An Imputed Underpayment Amount shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for federal income tax purposes in which the Company holds (or has held) a direct or indirect interest, other than through entities treated as corporations for federal income tax purposes, to the extent that the Company bears the economic burden of such amounts, whether by Law or agreement.

(c)           Neither the Company nor the Partnership Representative shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

(d)           Any taxes or amounts withheld pursuant to this Section 9.5 shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes or amounts would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Partnership Representative may, in its sole discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(e)           If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or the portion of an Imputed Underpayment Amount attributable to such Member), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member), which payment shall not be deemed a Capital Contribution for purposes of this Agreement.

(f)           Without limiting the obligations of any Member pursuant to this Section 9.5, the Partnership Representative may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 9.5(e).

(g)           The obligations of each Member pursuant to this Section 9.5 shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member.

Article X

DISSOLUTION AND TERMINATION

Section 10.1.          Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a)          The determination of the Manager to dissolve, wind up and liquidate the Company; provided, however, if such dissolution, wind up or liquidation is to be effective prior to the fifth Business Day after the first anniversary of date of this Agreement, such determination shall be approved by the Majority Members; provided, further, the Manager shall provide written notice to each of the Members not less than 15 days prior to commencing any such dissolution to provide the opportunity for any such Member to exercise its Exchange Right in advance of any such dissolution;

(b)          a dissolution of the Company under Section 18-801(4) of the Act; or

(c)          the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2.          Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 10.3.          Procedure.

(a)          In the event of the dissolution of the Company for any reason, the Manager (or the Manager may appoint one or more Persons to act as liquidator, and shall appoint such a liquidator in the event the Manager is bankrupt) (as applicable, the “Winding-Up Person”) shall commence to wind up the affairs of the Company and to liquidate the Company’s investments. Subject to Section 10.4(a), such Winding-Up Person shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the Fiscal Year of dissolution and liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Person to preserve the value of the Company’s assets during the Fiscal Year of dissolution and liquidation.

(b)           Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)            First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)           Second, to set up such cash reserves which the Manager reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii)           Third, subject to Section 5.2(b), the balance to the Members, pro rata in proportion to their respective Units.

(c)           Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d)           Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Winding-Up Person shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4.          Rights of Members.

(a)           Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)           Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5.          Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Manager), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6.          Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7.          No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

Section 10.8.          Distributions In Kind. Subject to the order of priorities in Section 10.3(b), the Winding-Up Person may, in its sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of the remaining Company assets in-kind in accordance with Section 10.3(b)(iii), (ii) as tenants in common in accordance with the provisions of Section 10.3(b)(iii), undivided interest in all or a portion of such Company assets or (iii) a combination of the foregoing. Any such distributions to the Members in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the Winding-Up Person deems reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation of or holders thereof) as such time.

Article XI

GENERAL

Section 11.1.          Amendments; Waivers.

(a)          The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) solely with the approval of the Manager; provided, that no amendment to this Agreement may:

(i)            modify the limited liability of any Member, or increase the Liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii)          materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii)           materially alter or change any rights, preferences or privileges of any holder of a class of Interests in a manner that is different or prejudicial relative to any holder of the same class of Interests without the consent of the holder of such Interests affected in such a different or prejudicial manner;

(iv)         except to the extent required to give effect to any additional Units issued in accordance with this Agreement, modify in any material respect Section 3.2(a) or (b), Section 3.5(a) or (b), Section 3.7, Article IV, Article V, Section 6.1(b), Section 8.1(a), Section 10.1, or Section 10.3(b) without the approval of the Majority Members; provided, that solely for purposes of this Section 11.1(a)(iv), the second reference to “a majority” in the definition of Majority Members shall be deemed to be thirty-three percent (33%); or

(v)          modify any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.

(b)          Notwithstanding the foregoing subsection (a), (i) the Manager, acting alone, may amend this Agreement to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.5(d), and (ii) the Manager and PubCo or its successor, as applicable, acting without any other Member, may amend this Agreement as and to the extent required by Section 7.5.

(c)          No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 11.2.          Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3.          Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4.          Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.5.          Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.6.          Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to Contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

Section 11.7.         Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 11.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

Section 11.8.         Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.9.        Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.10.       Notices. Any notice, request, demand or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service or (d) delivered by e-mail of a PDF document, in each case, at the addresses set forth as follows:

if to the Company, the Manager or PubCo, addressed to it at:

c/o U.S. Well Services, Inc.

770 S. Post Oak Lane, Suite 405

Houston, Texas 77056

Attn: Joel Broussard

Email: joelb@uswellservices.com

; or, if to a Member other than PubCo, addressed to it at the address for such Member set forth in the Unit Register;

or, in each case to such other address or to such other Person as such party shall have last designated by such notice to the other parties. Notices shall be effective and deemed received (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

Section 11.11.         Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 11.12.         Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.13.       Expenses. Except as otherwise provided in this Agreement or in the Merger and Contribution Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.14.       No Third-Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 9.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures pages follow]

IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed by its duly authorized represented, this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

COMPANY:

USWS HOLDINGS LLC

By:	/s/ Joel N. Broussard
Name: Joel N. Broussard
Title: President and Chief Executive Officer

PUBCO (in its capacity as a Member and as the initial Manager):

U.S. WELL SERVICES, INC.

By:	/s/ Joel N. Broussard
Name: Joel N. Broussard
Title: President and Chief Executive Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

OTHER MEMBERS:

ALJ BLOCKER LLC

By:	/s/ Ron D. Silverton
Name: Ron D. Silverton
Title: Authorized Signatory

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

BKC ASW BLOCKER, INC.

By:	/s/ Michael Pungello
Name: Michael Pungello
Title: President

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

CPTA MASTER BLOCKER, INC.

By:	/s/ Joseph B. Alala, III
Name: Joseph B. Alala, III
Title: President and Chief Executive Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

GUGGENHEIM ENERGY OPPORTUNITIES FUND, LP

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

GUGGENHEIM PRIVATE DEBT FUND NOTE ISSUER, LLC

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

GUGGENHEIM PRIVATE DEBT FUND, LLC

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

MAVERICK ENTERPRISES, INC.

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

MERCER QIF FUND PLC – MERCER INVESTMENT FUND 1

By: Millstreet Capital Management LLC, its Sub-Investment Manager
By:	/s/ Craig Kelleher
Name: Craig Kelleher
Title: Managing Member

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

MILLSTREET CREDIT FUND LP

By: Millstreet Capital Partners LLC, its General Partner
By:	/s/ Craig Kelleher
Name: Craig Kelleher
Title: Managing Member

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

NZC GUGGENHEIM FUND LLC

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

ORB INVESTMENTS NO. 2, LLC

By:	/s/ Joel N. Broussard
Name: Joel N. Broussard
Title: Member

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

ORB INVESTMENTS, LLC

By:	/s/ Joel N. Broussard
Name: Joel N. Broussard
Title: Member

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

PENNANTPARK CREDIT OPPORTUNITIES FUND II, LP

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

PNNT INVESTMENT HOLDINGS, LLC

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

SOUTHPAW CREDIT OPPORTUNITY PARTNERS LP

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member of General Partner, Southpaw GP LLC

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

USWS MANAGEMENT COMPANY LLC

By:	/s/ Matthew J. Bernard
Name: Matthew J. Bernard
Title: Member

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

VERGER CAPITAL FUND LLC

By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

VERITION MULTI-STRATEGY MASTER FUND LTD.

By:	/s/ William Anderson
Name: William Anderson
Title: Authorized Signatory

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

/s/ Brian Stewart

Brian Stewart

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

/s/ Nathan Houston

Nathan Houston

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

MEMBERS, EFFECTIVE TIME CAPITAL ACCOUNT BALANCE AND INTERESTS

Member*	Effective Time Capital Account Balance**	Number of Common Units
U.S. Well Services, Inc.		50,079,676
BKC ASW Blocker, Inc.		4,359,535
Millstreet Credit Fund LP		274,700
Mercer QIF Fund PLC – Mercer Investment Fund 1		1,311,835
USWS Management Company LLC		1,111,187
Guggenheim Private Debt Fund Note Issuer, LLC		1,459,832
Southpaw Credit Opportunity Partners LP		1,218,845
PNNT Investment Holdings, LLC		1,188,368
CPTA Master Blocker, Inc.		1,125,426
ORB Investments, LLC		916,156
Verition Multi-Strategy Master Fund Ltd.		647,727
Guggenheim Energy Opportunities Fund, LP		263,705
ORB Investments No. 2, LLC		269,182
NZC Guggenheim Fund LLC		223,610
PennantPark Credit Opportunities Fund II, LP		62,545
ALJ Blocker LLC		48,028
Maverick Enterprises, Inc.		25,839
Verger Capital Fund LLC		12,949
Guggenheim Private Debt Fund, LLC		10,308
Brian Stewart		10,567
Nathan Houston		6,411

*	The address for each Member as of the Effective Time (other than PubCo) is the address set forth in the Letter of Transmittal delivered by such Member to PubCo pursuant to the Merger and Contribution Agreement.
**	Exhibit to be revised by the Manager to reflect Effective Time Capital Account Balances upon final determination following the Effective Time.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , 20         (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC (the “Company”), dated as of November 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Company Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Company Agreement.

1.          Joinder to the Company Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the Company Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Company Agreement as if it had been a signatory thereto as of the date thereof.

2.          Incorporation by Reference. All terms and conditions of the Company Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.          Address. All notices under the Company Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:

Name:

Title:

Acknowledged and agreed

as of the date first set forth above:

[_______________], as Manager

By:

Name:

Title: